Exhibit 99.1

CUSIP# 678046 10 3 Amex: BQI
NEWS RELEASE
DATE: March 22, 2007
FOR IMMEDIATE RELEASE:
Oilsands Quest successfully acquires lands in Alberta contiguous to its Axe Lake Discovery
Calgary, Alberta — Oilsands Quest Inc. (Amex: BQI) announces the company has added four blocks of oil sands exploration permits in Alberta totaling 27,136 hectares (67,053 acres), as the result of successful bids at recent Alberta land sales. The permits are located directly west and contiguous to Oilsands Quest’s Axe Lake Discovery lands on its oil sands permits in Saskatchewan. The total consideration paid, which includes the permit rental costs for the first year, to the Alberta government for the permits purchased in the March 21, 2007 land sale was US$21,657,699 ($25,075,488 Cdn).
“We are extremely pleased with the successful conclusion of our bids,” said Christopher H. Hopkins, President & Chief Executive Officer of Oilsands Quest. “In addition to what our drilling program is proving on our Axe Lake Discovery lands in Saskatchewan, seismic surveys that we conducted over lands on both sides of the Alberta/Saskatchewan border earlier this winter strongly supported the acquisition of these parcels.”
Results of Alberta Land Sale Announced March 21, 2007 ($ Cdn)

Block	Description	Total Ha(1)	Price/Ha
P9039	North half of Township 92, Range 1, West of the 4th Meridian	4,608	$1,085.10

P9040	East half of Township 93 and 94, Range 1, West of the 4th Meridian	9,216	$1,193.00

P9041	West half of Township 93 and 94, excluding sections 32 and 33, Range 1, West of the 4th Meridian	8,704	$1,034.00

(1)	One (1) Hectare (Ha) equals approximately 2.471 acres.
With the purchase of the north half of Township 92, Oilsands Quest now owns exploration permits for the whole township, as it had successfully bid on the south half of Township 92, Range 1, West of the 4th Meridian on August 9, 2006 (P0098 — 4,608 hectares).
The acquisition of the permits was funded by a line of credit from The Toronto-Dominion Bank pursuant to a Credit Agreement dated as of March 19, 2007. Oilsands Quest Sask Inc., the Company’s subsidiary, is the borrower under the facility and the Company has provided a secured guarantee. The facility is repayable on or before October 31, 2007.

CUSIP# 678046 10 3 Amex: BQI

Conference Call
Oilsands Quest will host a conference call on Monday, March 26, 2007 to provide a comprehensive update of this winter’s exploration program and to discuss the implications of this purchase of oil sands permits in Alberta. Details regarding the time of the conference call and topics of discussion will be announced in a news release and posted on the Company’s website as soon as they are finalized.
Forward-Looking Information
Except for statements of historical fact relating to the company, this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements such as the references to Oilsands Quest Inc.’s drilling program, geophysical programs, testing and analysis programs and timing of such programs are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to risks inherent in the oil sands industry, regulatory and economic risks, and risks associated with the company’s ability to implement its business plan. There are uncertainties inherent in forward-looking information, including factors beyond Oilsands Quest Inc.’s control, and no assurance can be given that the programs will be completed on time, on budget or at all. Oilsands Quest Inc. undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. The risks and uncertainties set forth above are not exhausting. Readers should refer to Oilsands Quest’s current annual report on Form 10KSB and other document filings, which are available at www.sedar.com and at www.sec.gov for a detailed discussion of these risks and uncertainties and details regarding the location and extent of the Oilsands Quest permit lands.
For more information:
General inquiries and retail investors, contact Hedlin Lauder Investor Relations Ltd.

Toll Free	1-800-299-7823
Office	403-232-6251
Email	irinfo@hedlinlauder.com
Institutional investors, contact The Buick Group

Toll Free	1-877-748-0914
Office	416-915-0915
Email	jbuick@buickgroup.com